UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         _______________________________

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) December 6, 2005


                              Yarraman Winery, Inc.
             ______________________________________________________
               (Exact Name of Registrant as Specified in Charter)


             NEVADA                   000-29531                  88-0409144
________________________________________________________________________________
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


                            6767 W. Tropicana Avenue
                                    Suite 207
                                Las Vegas, Nevada
                                   89103-4754
               ___________________________________________________
               (Address of principal executive offices) (Zip Code)


                                  (702) 248-1047
               __________________________________________________
               Registrant's telephone number, including area code


                           Dazzling Investments, Inc.
         _____________________________________________________________
         (Former name or former address, if changed since last report)


Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
         YEAR.

                  On October 7, 2005, Dazzling Investments, Inc. (the "Registrant') cause to be formed a corporation under the laws of the State of Nevada called Yarraman Winery, Inc. and acquired one hundred shares of its common stock for cash. As such, Yarraman Winery, Inc.("Merger Sub"), became a wholly-owned subsidiary of Registrant.

                  On December 6, 2005, Merger Sub was merged with and into the Registrant. As a result of the merger, the corporate name of the Registrant was changed to "Yarraman Winery, Inc." Prior to the merger, Merger Sub had no liabilities and nominal assets and, as a result of the merger the separate existence of Merger Sub had ceased. The Registrant was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there was no change in the directors, officers, capital structure or business of the Registrant.

                  Registrant, as the parent domestic Nevada corporation, owning at least 90 percent of the outstanding shares of Merger Sub, under Nevada law (NRS Section 92A.180) may merge Merger Sub into itself without shareholder approval and effectuate a name change without shareholder approval.

                  See the Articles of Merger in 9.01 below. Said Articles of Merger provide that the name may be changed as part of the merger of the subsidiary into the parent.

8.01     OTHER EVENTS.

                  It is probable that we may seek a new business opportunity or business combination over the next thirty days. Our majority shareholders have had preliminary negotiations to effectuate a business combination and adding new officers and directors to our board. We have been informed that, if, pursuant to any arrangement or understanding with the person or persons acquiring securities in a transaction subject to the 1934 Act, any persons are to be elected or designated as directors of the Company, otherwise than at a meeting of security holders, and the persons so elected or designated


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


will constitute a majority of the directors of the Company, then, not less than 10 days prior to the date any such persons take office as a director, or such shorter period prior to the date the Securities and Exchange Commission may authorize upon a showing of good cause therefore, the Company shall file with the Securities and Exchange Commission and transmit to all holders of record of securities of the Company who would be entitled to vote at a meeting for election of directors, information substantially equivalent to certain information which would be required by Schedule 14A of Regulation 14A to be transmitted if such person or persons were nominees for election as directors at a meeting of such security holders.

                  On June 29, 2005, the Securities and Exchange Commission adopted final rules amending the Form S-8 and the Form 8-K for shell companies like us. These rules were published in the Federal Register on July 21, 2005 and are effective as of August 22, 2005, except for an amendment to Item 5.06 of the Form 8-K that becomes effective on November 5, 2005. The amendments expand the definition of a shell company to be a company with no or nominal operations, assets consisting of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. The rules and rule amendments prohibit the use of a Form S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor, under certain circumstances), and revise the Form 8-K to require a shell company to include current Form 10 or Form 10-SB information, including audited financial statements, in the filing on Form 8-K that the shell company files to report an event that causes it to cease being a shell company. The shell company will be required to file financial statements within four days about the transaction. Where an operating company acquires a shell company and the operating company survives the transaction, the operating company will have acquired control of the shell for purposes of the definition of "succession" under the final rules and the operating company, as the surviving entity, will be required to file a Form 8-K under Item 5.01. The rules are designed to assure that investors in shell companies that acquire operations or assets have access on a timely basis to the same kind of information as is available to investors in public companies with continuing operations.


9.01.    FINANCIAL STATEMENTS, AND EXHIBITS.

         Exhibit 3.1 Articles of Merger with Agreement and Plan of Merger by and between the Registrant and Merger Sub


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


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 8, 2005


                                    Yarraman Winery, Inc.
                                    (formerly Dazzling Investments, Inc.)


                                    By: /s/ GLORIA ECK
                                        ______________________
                                            Gloria Eck
                                            President


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